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                                                                     EXHIBIT 4.3

                   SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

     This Supplemental Registration Rights Agreement (the "Agreement") is entered into this 10th day of May, 1996, by and among Visigenic Software, Inc., a Delaware corporation (the "Company"), and each of the shareholders of Post Modern (as defined below) who has executed a signature page to this Agreement that has been countersigned on behalf of the Company (referred to below collectively as the "Shareholders" and each, individually, as a "Shareholder").

                                   RECITALS:
                                   --------

     A. The Company has entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") pursuant to which Post Modern Computing Technologies Inc., a California corporation ("Post Modern"), will merge with and into the Company (the "Merger"), and all outstanding shares of common stock of Post Modern held by the Shareholders will be converted into shares of the Company's Common Stock.

     B. The Company has previously entered into a Registration Rights Agreement (the "Rights Agreement") dated March 31, 1993, pursuant to which the Company granted registration rights with respect to the securities of the Company owned by the Purchasers, as that term is defined in the Rights Agreement.

     C. By this Agreement, the Company and the Shareholders desire to provide for registration rights with respect to ten percent (10%) of the shares (the "Shares") of the Company's Common Stock issued to the Shareholders pursuant to the Merger.

                                   AGREEMENT:
                                   ---------

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1. For all purposes of the Rights Agreement, each Shareholder's Shares shall be "Registrable Securities," as that term is defined in Section 1.1(e) of the Rights Agreement, with respect to the Company's initial public offering of Common Stock, but no subsequent public offerings of the Company; provided, however, that no Shareholder shall be entitled to registration of more than 10% of his Shares.

     2. For all purposes of the Rights Agreement, each Shareholder shall be a "Purchaser" as that term is defined in Section 1.1(e) of the Rights Agreement, with respect to the Company's initial public offering of Common Stock, but no subsequent public offerings of the Company.

     3. The Rights Agreement may be amended or modified only in accordance with the terms and conditions set forth in Section 2.1 of the Rights Agreement.

     4. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into
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and to be performed entirely within California. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Agreement may be waived or modified only by a written instrument signed by the Company and Shareholders owning a majority of the Shares.

     5. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the closing of the Merger, and if such closing does not occur, this Agreement shall be void ab initio and have no force and effect.

     The parties have executed this Agreement as of the day and year first above written.

                              VISIGENIC SOFTWARE, INC.



                              By:
                                 ---------------------------------------



                              SHAREHOLDER


                              __________________________________________
                                               Signature


                              __________________________________________
                                         (Please print or type name)


                              __________________________________________
                                                 Address


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